E-Filed

Colorado Secretary of State
Date and Time: 08/31/2017 08:08 AM
ID Number: 20031396076

Document number: 20171664343
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

   ID number: 20031396076
   (Colorado Secretary of State ID number)

   Entity name: SIGNAL BAY, INC.

2. The new entity name (if applicable) is EVIO, Inc.

3. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*
   ☑ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

   (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

   The delayed effective date and, if applicable, time of this document is/are 09/01/2017.
   (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Napolitano	Gabrielle		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

Mitchell Silberberg & Knupp LLP
12 E 49th St.
(Street name and number or Post Office Box information)

New York	NY	10017
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

FIRST AMENDMENT
TO
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SIGNAL BAY, INC.

Signal Bay, Inc., a Colorado corporation, having its principal office at 62930 O. B. Riley Road, Suite 300, Bend, Oregon 97703 (hereinafter referred to as the "Corporation") herby certifies to the Secretary of State of Colorado that:

FIRST: The Corporation desires to amend its Amended and Restated Articles of Incorporation (the "Articles") in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect, as hereinafter provided.

SECOND: The following amendments to the Articles were duly adopted by the Board of Directors ("Board") of the Corporation on July 14, 2017 setting forth proposed amendments of the Articles, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that ARTICLE I of the Articles is hereby deleted in its entirety and replaced with the following:

"The name of the corporation is EVIO, Inc. (the "Corporation").

FURTHER RESOLVED: that ARTICLE IV of the Articles is hereby deleted in its entirety and replaced with the following:

> "The total number of shares of stock which the corporation shall have authority to issue is 1,010,000,000 shares, of which 1,000,000,000 shares of $.0001 par value shall be designated as Common Stock and 10,000,000 shares of $.0001 par value shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.
>
> Upon the effective time of the filing of this Amendment (the "Effective Time"), all of the 1,021,168,920 shares of the Corporation's Common Stock that are issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, are and shall be combined and reconstituted into 10,211,690 fully paid and non-assessable share of outstanding Common Stock (the "Reverse Stock Split"). Any certificate that immediately prior to the Effective Time represented the shares of Common Stock ("Old Certificate") shall thereafter represent that number of shares of Common Stock into

which the shares of Common Stock represented by the Old Certificate shall have been combined and reconstituted. The authorized number of shares, and par value per share, of Common Stock shall be as stated above."

FURTHER RESOLVED: that ARTICLE IX of the Articles is hereby deleted in its entirety and replaced with the following:

"Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation. Each stockholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, one vote for each share of stock owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote, and no stockholder shall he entitled to cumulate their vote. The stockholders holding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to such action in writing."

THIRD: With the foregoing exception, the remaining provisions of the Articles shall remain unchanged and in full force and effect.

NOW, THEREFORE, the Corporation causes this Amendment to be filed with the Office of the Secretary of the State of Colorado, as such amendment to its Articles is authorized by the unanimous written consent of the Board in accordance with §7-108-202 of the Colorado Business Corporation Act.

IN WITNESS WHEREOF, I, William Waldrop, the Chief Executive Officer of the Corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this 31st day of August 2017.

William H Waldrop

____
William Waldrop